                                                                     EXHIBIT 4.4

                          [FORM OF SENIOR DEBENTURE]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                            SEAGATE TECHNOLOGY, INC.

                        ____% Senior Debenture due ____

No. ___                                                              $__________

                                                                 CUSIP _________

     SEAGATE TECHNOLOGY, INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ___________________ Dollars ($__________) on March 1, 2037, and
to pay interest thereon from March 1, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on March 1 and September 1 of each year, commencing September 1, 1997, at the rate of ____% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 15 or August 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     So long as all of the Securities of this series are represented by Global Securities, the principal of, premium, if any, and interest, if any, on this Global Security shall be paid in same day funds to the Depositary, or to such name or entity as is requested by an authorized representative of the Depositary. If at any time the Securities of this series are no longer represented by the Global Securities and are issued in definitive form ("Certificated Securities"), then the principal of, premium, if any, and interest, if any, on each Certificated Security at Maturity shall be paid to the Holder upon surrender of such Certificated Security at the office or agency maintained by the Company in the Borough of Manhattan, The City of New York (which shall initially be the office of First Trust of New York, an Affiliate of the Trustee) or the principal office of First Trust National Association, an Affiliate of the Trustee, in St. Paul, Minnesota, or at such other place or places as may be designated in or pursuant to the Indenture, provided that such Certificated Security is surrendered to the Trustee, acting as Paying Agent, in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest with respect to Certificated Securities other than at Maturity may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular or Special Record Date or by wire transfer in same day funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular or Special Record Date.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereof has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  _____________
                                    SEAGATE TECHNOLOGY, INC.



                                    By:______________________________
                                    Name:
                                    Title:
Attest:

By:_____________________________
Name:
Title:


This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION,

As Trustee


By:______________________________
   Authorized Officer

                              REVERSE OF SECURITY

   This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 1, 1997 (herein called the "Indenture"), between the Company and First Trust of California, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $__________.

   The Securities of this series are subject to redemption upon receipt of notice by first-class mail at least 30 days and not more than 60 days prior to the Redemption Date, at the option of the Company at any time, as a whole or in part, at a Redemption Price equal to the greater of (i) 100% of their principal amount plus accrued interest to the Redemption Date, (ii) the sum of the present values of the remaining scheduled payments of principal and interest hereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus ten (10) basis points, calculated as if the principal amount were payable in full on March 1, 2009 or (iii) the sum of the present values of the remaining scheduled payments of principal and interest hereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus ten (10) basis points.

   "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

   "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series (determined as if the Securities of this series mature on March 1, 2009 for purposes of clause (ii) in the second preceding paragraph) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series (determined as if the Securities of this series mature on March 1, 2009 for purposes of clause (ii) in the second preceding paragraph). For purposes of clause (iii) in the second preceding paragraph, prior to 2008 the Comparable Treasury Issue shall be deemed to be the most recently issued 30-year United States Treasury Security. "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, another independent investment banking institution of national standing appointed by the Trustee.

   "Comparable Treasury Price" means, with respect to any Redemption Date (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average as determined by the Trustee of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

   "Reference Treasury Dealer" means (i) each of Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

   Interest installments whose due date is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

   In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The Securities of this series are subject to redemption on March 1, 2009 (the "Repayment Date"), at the option of the Holders hereof, at 100% of their principal amount, together with interest payable to the Repayment Date. Less than the entire principal amount of any Security may be redeemed, provided the principal amount which is to be redeemed is equal to $1,000 or an integral of $1,000.

   So long as the Securities shall be issued in the form of a Global Security, the Depositary or its nominee, as registered Holder of the Securities, will be entitled to tender the Securities on March 1, 2009 for repayment. During the period from and including January 1, 2009 to and including February 1, 2009, the Depositary will receive instructions from its participants (acting on behalf of owners of beneficial interests in the Securities) to tender the Securities for repayment under the Depositary's procedures. Such tenders for repayment will be made by the Depositary, provided that the Depositary receives instructions from tendering participants by Noon on February 1, 2009. The Depositary will notify the Paying Agent designated pursuant to the Indenture by the close of business on February 1, 2009 as to the aggregate principal amount of the Securities, if any, for which the Depositary shall have received instructions to tender for repayments.

   If at any time the Securities are no longer represented by the Global Security and are issued in the form of Certificated Securities, tenders for repayment of any Security on March 1, 2009 shall be made in accordance with the following procedures. The Company must receive at the principal office of the Paying Agent, during the period from and including January 1, 2009 to and including February 1, 2009: (i) the Security with the form entitled "Option to Elect Repayment" on the reverse of the Security duly completed; or (ii)(x) a telegram, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or a trust company in the United States of America, setting forth the name of the registered Holder of the Security, the principal amount of the Security, the amount of the Security to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Security duly completed, will be received by the Company not later than five Business Days after the date of such telegram, facsimile transmission or letter; and (y) such Security and form duly completed are received by the Company by such fifth Business Day. Any such notice received by the Company during the period from and including January 1, 2009 to and including February 1, 2009 shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and the acceptance of any Security for repayment will be determined by the Company, whose determination will be final and binding. For purposes of this paragraph, if February 1, 2009 is not a Business Day, it shall be deemed to refer to the next succeeding Business Day.

   If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

   The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

   Each of the defeasance and covenant defeasance provisions of Article Thirteen of the Indenture shall apply to this Security.

   No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

   As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

   The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

   No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

   Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

   This Security shall for all purposes be governed by and construed in accordance with the laws of the State of New York.

   The terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                           OPTION TO ELECT REPAYMENT

   The undersigned hereby irrevocably requests and instructs the Company to repay this Security (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount thereof, together with interest to the Repayment Date, to the undersigned, at


            _______________________________________________________
            (Name, Address and Tax I.D. Number of the undersigned.)

   For this Security to be repaid, the Company must receive at the office of the Paying Agent, during the period from and including the January 1, 2009 to and including the February 1, 2009 next preceding the Repayment Date, or, if such February 1, 2009 is not a Business Day, the next succeeding Business Day: (i) this Security with this "Option to Elect Repayment" form duly completed or (ii)
(x) a telegram, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States of America, setting forth the name of the registered Holder of this Security, the principal amount of this Security, the amount of this Security to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security, with this "Option to Elect Repayment" form duly completed, will be received by the Company not later than five Business Days after the date of such telegram, facsimile transmission or letter; and (y) this Security and the form duly completed are received by the Company by such fifth Business Day.

   If less than the entire principal amount of this Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple of
$1,000) which the Holder elects to have repaid:  $          .  One Security will
be issued for the portion not being repaid.




                                       _________________________________


_____________________________          _________________________________
Date                                   Signature(s)



NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Security in every particular without alteration or enlargement or any other change whatsoever.